SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RED LION HOTELS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
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	(4)	Date Filed:

May 14, 2015

CORRECTION IN ADDRESS OF LOCATION

OF ANNUAL SHAREHOLDERS MEETING

The 2015 Annual Meeting of Shareholders of Red Lion Hotels Corporation will be held at 9:00 a.m. on Wednesday, May 20, 2015 in the RLHC Design Center, located at:

1550 Market Street, Suite 500

Denver, Colorado 80202

The previously distributed Notice of 2015 Annual Meeting of Shareholders and Proxy Statement contained an error in this address, and is being amended only to reflect the correction of the meeting location address.

Please refer to the previously distributed Notice of 2015 Annual Meeting of Shareholders and Proxy Statement for information regarding the matters to be presented at the meeting.

Sincerely,

Melvin L. Keating Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 20, 2015:

The Notice of Meeting, Proxy Statement, Proxy Card and 2014 Annual Report

are available at http://investor.shareholder.com/rlhcorp/annuals.cfm.